ENGLISH TRANSLATION OF A
                                                       SPANISH LANGUAGE DOCUMENT





           COMPLIANCE AND SETTLEMENT AGREEMENT BETWEEN TFM, GRUPO TFM,
                   GRUPO TMM, KCS AND THE FEDERAL GOVERNMENT

Complex Type of Compliance and Settlement Agreement entered into on one part by TFM, S.A. de C.V. (hereinafter TFM), represented in this act by Marcoflavio Rigada Soto; Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. (hereinafter GRUPO TFM), represented in this act by Marcoflavio Rigada Soto; Grupo TMM, S.A. (hereinafter GRUPO TMM), represented in this act by Jose Francisco Serrano Segovia and Javier Segovia Serrano; and Kansas City Southern (hereinafter KCS), represented in this act by Jay M. Nadlman; and on the other part by the FEDERAL GOVERNMENT of the United Mexican States, through the conduct of the Secretariat of Communications and Transports (SECRETARIA DE COMUNICACIONES Y TRANSPORTES) (hereinafter SCT), represented in this act by Aaron Dychter Poltolarek; the Secretariat of Finance and Public Credit (SECRETARIA DE HACIENDA Y CREDITO PUBLICO) (hereinafter SHCP), through the Federal Treasury (TESORERIA DE LA FEDERACION) (hereinafter TESOFE), represented in this act by Claudia Maria Bazua Witte; and the Revenue Administration Service (SERVICIO DE ADMINISTRACION TRIBUTARIA) (hereinafter SAT), represented in this act by Jose Maria Zubiria Maqueo;, and with the appearance of the General Attorney of the Republic (PROCURADURIA GENERAL DE LA REPUBLICA) (hereinafter
PGR), represented by German Castillo Banuet; pursuant to the following Antecedents, Representations and Clauses:

For the effects of this AGREEMENT, the terms used have the meanings ascribed to them in the First Clause. ANTECEDENTS

1. TRANSACTIONS THAT CAUSED THE VAT REFUND AND OBLIGATION OF THE COMPANY. On December 2 and 3, 1996, the FEDERAL GOVERNMENT and the Northeast Railway Company (FERRROCARRIL DEL NORESTE, S.A. DE C.V.; (at that time owned by the FEDERAL GOVERNMENT and currently TFM), entered into two agreements: a purchase and sale agreement of fixed assets and an agreement for the sublease of locomotives; as well as the granting of a concession. The total amount for the three transactions was $16,185,190,392.30 pesos (Sixteen billion one hundred and eighty five million one hundred ninety thousand three hundred and ninety two 30/100 pesos), comprised of $14,074,078,602.00 pesos (Fourteen billion seventy four million seventy eight thousand six hundred and two 00/100 pesos), plus $2,111,111,790.30 pesos (Two billion one hundred eleven million one hundred eleven thousand seven hundred and ninety 30/100 pesos), the final amount was equivalent to the VAT.

2. PURCHASE AND SALE. On January 31, 1997, the PURCHASE AND SALE AGREEMENT of the shares representing 80% of the capital stock of the railway company named Ferrocarril del Noreste, S.A. de C.V., (currently TFM), was executed between the FEDERAL GOVERNMENT, represented by the TESOFE and Ferrocarriles Nacionales de Mexico, as sellers, with the appearance of the SCT, and Transportacion Ferroviaria Mexicana, S. de R.L. de C.V. (currently GRUPO
     TFM) as buyer. In said agreement, GRUPO TFM obligated itself to acquire the 20% of the shares (SECOND PACKET) on the terms and conditions therein stipulated.

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3.   AMENDMENT  OF THE  PURCHASE  AND  SALE  AGREEMENT.  The  PURCHASE  AND SALE
     AGREEMENT was amended on June 9, 1997 through the AMENDMENT AGREEMENT that extended the term for the purchase of the SECOND PACKET.

4. REFUND OF THE VAT TO TFM. TFM requested from TESOFE the payment of the positive balance of the VAT arising from the operations described in Antecedent 1 of this AGREEMENT. With respect to the described request it established the implied denial in accordance with the provisions of article 37 of the Fiscal Code of the Federation. As a result, on October 29, 1997, TFM initiated before the former Federal Fiscal Court a nullity trial so that it would be granted the refund of the VAT generated as a result of the transactions described in Antecedent 1. After several judicial proceedings, on August 13, 2003 the Federal Court of Fiscal and Administrative Justice issued a judgment through which it ordered the requested VAT refund, as a result TESOFE on January 19, 2004 issued the tax refund certificate in the amount of $2,111,111,790.30 pesos (Two billion one hundred eleven million one hundred eleven thousand seven hundred and ninety 30/100 pesos).

     On January 26, 2005, the Federal Court of Fiscal and Administrative Justice issued a judgment through which -in compliance with the JUDGMENT issued by the Fourth Collegiate Court for Administrative Matters of the First Circuit of November 23, 2004, which resolved the appeal of complaint for defect in complying with the judgment mentioned in the preceding paragraph- it ordered the issuance in favor of TFM of a single certificate, through which it would pay the requested refund in the amount of $2,111,111,790.30 pesos (Two billion one hundred eleven million one hundred eleven thousand seven hundred ninety 30/100 pesos), plus the indexation for inflation and corresponding interest, in the terms that are established in Article 22 of the Federal Fiscal Code in effect since January 1, 1997, which totals $12,965,742,236.00 pesos (Twelve billion nine hundred sixty five thousand seven hundred forty two thousand two hundred and thirty six 00/100 pesos), the same which was challenged through an appeal of complaint initiated by the SHCP, which was decided in the session of August 24, 2005, and in said session the complaint was declared to be unfounded.

     Due to the foregoing, that judgment remains firm and its contents are definitive and unassailable.

     TESOFE's compliance with the JUDGMENT is currently pending.

5. PURCHASE AND SALE OF 20% OF THE SHARES (SECOND PACKET). Pursuant to the terms set forth in the PURCHASE AND SALE AGREEMENT, the SCT notified GRUPO TFM, on April 25 and on October 31, 2003, of the obligation to purchase from the FEDERAL GOVERNMENT the 20% of the remaining shares of TFM.

6.   PENDING CONTROVERSIES.

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A)   ORDINARY  COMMERCIAL  TRIAL  166/2003-V,  initiated  on October 16, 2003 by
     GRUPO TFM  against  TESOFE,  SCT and PGR,  is pending  before  the  Twelfth
     District Court for Civil Matters in the Federal District, in which the judicial interpretation of certain clauses of the PURCHASE AND SALE AGREEMENT and the AMENDMENT AGREEMENT relevant to the sale of the SECOND
     PACKET  was  requested.   Currently   there  are  no  pending   procedures;
     nonetheless, this trial was consolidated with case number 230/2004.

B) CONSTITUTIONAL PROTECTION TRIAL NUMBER 1628/2003, initiated on November 25, 2003 by GRUPO TFM against the SCT and PGR with respect to the exercise by the SCT of the put of the SECOND PACKET. This case was assigned to the Fourth District Judge for Administrative Matters in the Federal District, who granted the definitive suspension in order to maintain the matters in their current status.

C) ORDINARY COMMERCIAL TRIAL 230/2004, initiated on December 3, 2004 by the FEDERAL GOVERNMENT against TFM, GRUPO TFM, GRUPO TMM and KCS, in which it demanded compliance with all of the obligations that derive from the biding process and the PURCHASE AND SALE AGREEMENT, among which are included the obligation to purchase the SECOND PACKET and to cover the potential liability in favor of the FEDERAL GOVERNMENT in connection with the transferred VAT;

     This matter was consolidated with the Ordinary Commercial Trial described in paragraph A) above. The procedure is currently suspended by means of the appeal initiated by the PGR representing the FEDERAL GOVERNMENT against the judgment that ordered the new service of process on the defendants as a result of the modification of the admission decree.

7. Because of the existence of the PENDING CONTROVERSIES, on June 28, 2005, TFM presented an offer through which it intends to put an end to the same, which was ratified through a letter dated September 2, 2005 (ANNEX 1).

8. On September 8, 2005, the Secretariat of Public Function, through official communication 1102.-5633, issued at the request of the SCT and SHCP a favorable opinion with respect to the execution of this AGREEMENT. (ANNEX
     2).

9.   APPEARANCE OF THE PARTIES.

I.   The FEDERAL GOVERNMENT appears through:

A) The SCT which has an interest that the Federal Government not suffer any patrimonial damage; that the SAT through official communication 330-SAT-17137 of September 12, 2005, left without effect its requirement of collection effected through official communication 102-SAT-416, of November 10, 2004 (ANNEX 3) and that the Secretariat of the Public Function issued the opinion referred to in official communication 1102.-5633, of September 8, 2005, which form a part of this instrument; as well as because: i) it is the Entity authorized by the SHCP (pursuant to the publication of January 29, 1997 in the Official Gazette of the Federation) to carry out the sale of the certificates representing the

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     capital stock of Ferrocarril  del Noreste,  S.A. de C.V.  (currently  TFM), obliged by it to provide and to promote the conduct of it to the end that the authorized sale procedure is carried out in an opportune, effective, and transparent manner, and in accordance with the applicable legal provisions (Art. 2 of the aforementioned Resolution); ii) it is the
     authority  that  as  sector   coordinator   and  exercising  the  indicated
     authorization participated in the fixed asset purchase and sale agreement mentioned in section I of the section of antecedents of this instrument and it granted the corresponding concession title, presented the corresponding tax statement in connection with the VAT to be delivered; iii) that it is the sector coordinator responsible for the process of selling the shares of Ferrocarril del Noreste, S.A. de C.V. (currently TFM), including the sale of the SECOND PACKET, that pursuant to the PURCHASE AND SALE AGREEMENT notified to TFM, GRUPO TFM, KCS and GRUPO TMM the number of shares of the SECOND PACKET and, consequently, pursuant to this AGREEMENT receives a price identical to the price agreed in the PURCHASE AND SALE AGREEMENT, which will be covered with the execution of this AGREEMENT, in order to deliver it to TESOFE; iv) for the matters related to the CLAIMS OF THE FEDERAL GOVERNMENT; v) it is a defendant in the Ordinary Commercial Trial 166/2003-V; and vi) it is the responsible authority in the Constitutional Protection Trial number 1628/2003;

B)   The SHCP, through the conduct of TESOFE and SAT:

     1. TESOFE, in attention to its interest that the FEDERAL GOVERNMENT not suffer any patrimonial damage; as well as because: i) it is obliged to comply the JUDGMENT, that is to say, to issue the SPECIAL CERTIFICATE FOR REFUND OF TAXES, and ii) it has physical custody of the shares corresponding to the SECOND PACKET, which accordingly will be covered by and delivered with the execution of the present instrument, and consequently, it receives the delivery that is made to the SCT of the price agreed to in the PURCHASE AND SALE AGREEMENT in which it was a party along with the Mexican National Railway (FERROCARRILES NACIONALES DE MEXICO), with the appearance of the SCT;

     2. The SAT, in attention to its interest that the FEDERAL GOVERNMENT not suffer any patrimonial damage and because it is the authority that: i) must instruct TESOFE to comply with the JUDGMENT; ii) recognize and accept the waiver performed by TFM and GRUPO TFM with respect to the VAT refund, and
     iii) recognize the assignment of collection rights regarding the VAT refund derived from the JUDGMENT on the terms set forth in the Third clause;

II.  And for the other part TFM, GRUPO TFM, GRUPO TMM and KCS:

A) TFM since it is: i) the entity in which name the SPECIAL CERTIFICATE FOR REFUND OF TAXES must be issued; ii) a party in the Ordinary Commercial Trial 230/2004 described in Antecedent 6, and iii) the purchaser of the SECOND PACKET;

B)   GRUPO TFM since it is: i) a party in Ordinary  Commercial Trial 166/2003-V;
     ii) the plaintiff in Constitutional  Protection Trial number 1628/2003; and
     iii) a party in the Ordinary Commercial Trial 230/2004, described in Antecedent 6;

C) GRUPO TMM since it is a party in Ordinary Commercial Trial 230/2004 described in Antecedent 6; and

D) KCS since it is a party in Ordinary Commercial Trial 230/2004 described in Antecedent 6.

10. The PGR appears in its capacity as representative of the Federation: i) in Ordinary Mercantile Trial 166/2003-V; ii) in Constitutional Protection Trial 1628/2003; and iii) in the Ordinary Mercantile Trial 230/2004, described in Antecedent 6 of this AGREEMENT and, consequently, it will present this AGREEMENT for ratification before the judicial authority in the above mentioned Ordinary Mercantile Trial 230/2004 (ANNEX 5).

In view of the foregoing, the FEDERAL GOVERNMENT, on one side, and TFM, GRUPO TFM, GRUPO TMM and KCS agree to enter into this Agreement under the following Representations and Clauses:

                                 REPRESENTATIONS

1.   TFM STATES THROUGH ITS REPRESENTATIVES THAT:

A) It is a corporation duly incorporated under Mexican law, registered at the Public Registry of Commerce of its corporate domicile, by means of public deed number 50,413, dated November 22, 1996, granted before Miguel Alessio Robles, Esq., notary public number 19 of the Federal District, which is hereby reproduced as if it were inserted herein verbatim for all legal and consensual effects, with the name Ferrocarril del Noreste, S.A. de C.V., which changed to its present corporate name TFM, S.A. de C.V., meeting all requirements of the General Law of Commercial Entities (LEY GENERAL DE SOCIEDADES Mercantiles) and of applicable Law in general, being the same corporation for all legal effects.

B) In a session of the Board of Directors: i) the levels of risk of the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES were recognized, and ii) its representatives were authorized to carry out the acknowledgement, assumption, transmission and waivers that this AGREEMENT implies and that this instrument formalizes, which is evidenced in the notarization of the minutes made as per public deed number 23,422, dated as of July 22, 2005, granted before Hector Manuel Cardenas Villarreal, Esq., notary public number 201 of the Federal District, which is hereby reproduced as if it was inserted verbatim herein for all legal and consensual effects.

C) Its representatives have the broadest possible faculties for the execution of this act, and that such faculties have not been revoked, modified or reformed in any manner, which is evidenced in the public deed identified in the prior section B), which is hereby reproduced as if it was inserted herein verbatim for all legal and consensual effects.

D) TFM participates in this AGREEMENT, among others, because the PENDING CONTROVERSIES have involved deterioration of its commercial image and of its relationships with the FEDERAL GOVERNMENT, as well as of the expenses that those actions generate; situations that have caused its operations and therefore its competitiveness with the other concessionaires of the Mexican railroad system to be strongly affected as a public service provider, for which it has become necessary to end those PENDING CONTROVERSIES.

2.   GRUPO TFM STATES THROUGH ITS REPRESENTATIVES THAT:

A) It is a corporation duly incorporated under Mexican law, recorded at the Public Registry of Commerce of its corporate domicile, by means of public deed number 32,372, dated July 12, 1996, granted before Miguel Limon Diaz, Esq. notary public number 97 of the Federal District, which is hereby reproduced as if it were inserted herein verbatim for all legal and consensual effects, with the corporate name Transportacion Ferroviaria Mexicana, S. de R.L. de C.V., which changed to its present corporate name Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., meeting all requirements of the General Law of Commercial Entities and of applicable Laws in general, being the same corporation for all legal effects.

B) In a session of the Board of Directors: i) the levels of risk of the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES were recognized, for GRUPO TFM itself and for its subsidiary TFM, and ii) it
     authorized   its   representatives   to  carry  out  the   acknowledgement,
     assumption, transmission and waivers that this AGREEMENT implies and that this instrument formalizes, which is evidenced in the notarization of the minutes made through public deed number 23,418, dated as of July 21, 2005, granted before Hector Manuel Cardenas Villarreal, Esq., notary public number 201 of the Federal District, which is hereby reproduced as if it was inserted herein verbatim for all legal and consensual effects.

C) Its representatives have the broadest possible faculties for the execution of this act, and such faculties have not been revoked, modified or reformed in any manner, which is evidenced in terms of the public deed referred to in section B) hereof.

D) Its representatives were authorized to present a dismissal from the Constitutional Protection Trial, the Ordinary Mercantile Trial 166/2003-V and the Ordinary Civil Trial referred in Antecedent 6, sections B and C, since as a consequence of the execution of this AGREEMENT they are moot.

3.   GRUPO TMM STATES THROUGH ITS REPRESENTATIVES THAT:

A) It is a corporation duly incorporated under the laws of the United Mexican States, recorded at the Public Registry of Commerce of its corporate domicile, by means of public deed number 22729, dated September 19, 1958, granted before Miguel Limon Uriarte, Esq., notary public number 44 of the Federal District, which is hereby reproduced as if it were herein inserted verbatim for all legal and consensual effects, with the denomination of Transportacion Maritima Mexicana, S.A. de C.V., which changed to its current name,

     Grupo TMM, S.A., complying with all requirements of the General Law of Commercial Entities and of applicable Laws in general, being the same corporation for all legal effects.

B) In a session of the Board of Directors: i) the levels of risk of the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES were recognized, and ii) its representatives were authorized to carry out the acknowledgement, assumption, transmission and waivers that this AGREEMENT implies and that this instrument formalizes, which is evidenced in the notarization of the minutes made as per public deed number 39,847, of September 12, 2005, granted before Miguel Limon Diaz, Esq., notary public number 97 of the Federal District, which is hereby reproduced as if it was inserted herein verbatim for all legal and consensual effects.

C) Its representatives have the broadest faculties for the execution of this act, and such faculties have not been revoked, modified or reformed in any manner, which is evidenced in terms of the public deed referred to in section B) hereof, and which is hereby reproduced as if it were inserted herein verbatim for all applicable legal and consensual effects.


4.   KCS STATES THROUGH ITS REPRESENTATIVES THAT:

A) It is a corporation duly incorporated under the laws of the State of Delaware, United States of America.

B) That in the session of its Executive Committee: i) the levels of risk of the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES were recognized, and ii) its representatives were authorized to carry out the acknowledgements, assumptions, transmissions and waivers that this AGREEMENT implies and that this instrument formalizes, which is evidenced in the minutes of September 12, 2005 (translated to Spanish), which is hereby reproduced as if it was inserted herein verbatim for all legal and consensual effects.

C) That its representatives have the most ample faculties for the execution of this act, which faculties have not been revoked, modified or reformed in any way, which is evidenced in terms of the notarization before the public notary of the United States of America, Deborah A. Snoke of Clay County, State of Missouri, which commission expires May 21, 2007, notarized
     September 12, 2005, certified September 12, 2005 by Robin Carnahan, Secretary of State of the State of Missouri, through apostille number 136214, notarized by Guillermo Oliver Bucio, Esq., notary public number 246 of the Federal District, which is hereby reproduced as if it was inserted herein verbatim for all legal and consensual effects.

5. TFM, GRUPO TFM, GRUPO TMM and KCS declare that they execute this AGREEMENT because of the benefits that it implies for them, which are, along with those set forth in Representation 9, sections H) and I), the following:

A)   That the requested VAT refund will be resolved.

B) That through the assignment by TFM of the right to collect the VAT refund, equivalent to the amount of $5,623,927,338.00 pesos (Five billion six hundred twenty three million nine hundred twenty seven thousand three hundred and thirty eight 00/100 pesos), they will transfer to TFM ownership of the shares of the SECOND PACKET.

6. The FEDERAL GOVERNMENT, through the SCT and SHCP, the latter through the conduct of SAT and TESOFE, state that:

A) They have the faculties necessary for the execution and performance of this AGREEMENT.

B) Within their authorities and in accordance to that set forth in Antecedent 9, subpart I, they will carry out, respectively, the acknowledgement, transmission and waivers derived from this AGREEMENT.

C) They recognize and accept that the JUDGMENT regarding the VAT refund to TFM is final and unassailable and that as of this date it obligates the FEDERAL GOVERNMENT to issue a SPECIAL CERTIFICATE FOR REFUND OF TAXES in an amount of $12,965,742,236.00 pesos (Twelve billion nine hundred sixty five million seven hundred forty two thousand two hundred and thirty six 00/100 pesos).

D) They recognize the levels of risk concerning the PENDING CONTROVERSIES as well as the potential FUTURE CONTROVERSIES and their probable economic effects.

E) They recognize and accept each and every one of its terms, conditions and scope as described in the Antecedents of this AGREEMENT regarding the sale of the SECOND PACKET, the CLAIMS of the FEDERAL GOVERNMENT, the possible defenses of GRUPO TFM against the FEDERAL GOVERNMENT and, in general, the representations of this AGREEMENT.

F) That they enter into this AGREEMENT because of the benefits for the FEDERAL GOVERNMENT that it implies, such as, along with those set forth in Representation 9, sections H) and I), to comply with the JUDGMENT in the terms set forth in the Third clause, section (i).

7.   THE SCT STATES THAT:

A) It is a Secretariat of the Centralized Federal Public Administration, in accordance with articles 26 and 36 of the Organic Law of Federal Public Administration, pursuant to articles 1, second paragraph, and 2 of the same statute.

B) It appears and participates with the capacity set forth in Antecedent 9, subpart I, part A), through the conduct of the Undersecretary of
     Transportation and that it has faculties to execute this AGREEMENT according to articles 36, subsections I, VIII and XXVII, and 48 and 49 of the Organic Law of Federal Public Administration; 32 of the Federal Law of State Entities, twelfth of the Accord by which the Inter-Secretarial Commission of Dis-incorporation was created, and 6, subpart IX, of the Internal Regulation of the Secretariat of Communications and Transports.

C) The requirement of November 10, 2004 formulated by SAT has been rendered ineffective, pursuant to official communication 330-SSAT-17137 of September 12, 2005, notified by such authority on the same date.

8.   THE SHCP, THROUGH TESOFE AND THE SAT, RESPECTIVELY, STATE THAT:

A) The SHCP is a Secretariat of the Centralized Federal Public Administration, in accordance with articles 26 and 31 of the Organic Law of the Federal Public Administration, pursuant to articles 1, second paragraph, and 2 of the same statute.

B) The TESOFE states that it is an administrative unit of the SHCP and it has the authority to enter into this AGREEMENT, in conformity with what is set forth in articles 76 and 77 of the Federal Treasury Service Law and 11, subsections XXVI and XLIII, of the Internal Regulation of the SHCP, acting with the capacity set forth in Antecedent 9, subpart I, part B), clause 1).

C) The SAT states that it is a decentralized branch of the SHCP in accordance with what is provided for in Article 1 of the Revenue Service
     Administration Law, and it has faculties to execute this AGREEMENT in accordance with articles 7, subpart XVIII, of said law and 3, subparts VIII and XV, of the Internal Regulation of the Revenue Administration Service, acting with the capacity stated in Antecedent 9, subpart I, part B), clause
     2).

9.   THE PARTIES JOINTLY STATE:

A) That they recognize and accept in each and every one of its terms, conditions and scope as described in the Antecedents regarding: i) the purchase and sale of the SECOND PACKET; (ii) the CLAIMS OF THE FEDERAL GOVERNMENT; iii) the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES, and iv) in general, the Representations of this AGREEMENT.

B) That they expressly recognize the capacity with which the other PARTIES appear, as well as that of their legal representatives for all applicable legal effects.

C) That the execution of this AGREEMENT implies its express consent with the performance of the acts that are stipulated herein, as a result of which they will be obligated, which it is their intention to do, in accordance with what is provided for in article 78 of the Commercial Code and, if applicable, article 1832 of the Federal Civil Code.

D) That all the PENDING CONTROVERSIES, which are being litigated, originate from:

     a) The transactions related with the privatization of the company Ferrocarril del Noreste, S.A. de C.V., currently TFM (Antecedents 1 and 5).

     b)   The  PURCHASE  AND  SALE   AGREEMENT  and  its   AMENDMENT   AGREEMENT
          (Antecedents 2 and 3).

     c)   Compliance with the JUDGMENT.

     That the controversies arose due to the difference of criteria, opinions and claims of each of the PARTIES, and that due to their inability to resolve them in amicable accord due to the different points of view and interpretations of each of the PARTIES, they responded in defense of their interests to exercise different actions which have resulted in repercussions in different areas, and there exists the possibility of exercising others.

     That the actions and objectives of the PARTIES came into conflict by reason of the belief, each one of the others, of the default of the other, the lack of right, the enforceability of a right, the enforceability of an obligation, the non-performance or the origin of an obligation.

E) That they have complete knowledge of the effects of this AGREEMENT, in the sense that by virtue of the same compliance is given to the JUDGMENT and all PENDING CONTROVERSIES are resolved in a definitive, total and absolute manner, as well as the potential FUTURE CONTROVERSIES, as this AGREEMENT has the same effects in terms of articles 2953 of the Federal Civil Code and articles 354, 355, 357, final paragraph, 373, section I and 405, second paragraph of the Federal Code of Civil Proceedings, as a final and definitive judgment, being those effects that are set forth in clauses Third and Fourth of this instrument.

F) That they agree and expressly obligate themselves to carry out the procedural requirements (ANNEX 4) that permit them to jointly present and ratify the contents and signatures of this AGREEMENT before any jurisdictional and administrative authorities as is necessary, including, but not limited to, before tribunals, courts, appellate courts, judges, and magistrates in order for this instrument to be elevated to a definitive judgment and with the enforceability of a final judgment and having effects in any proceeding related to its purpose, obligating the PARTIES to treat it on the same the terms and conditions agreed to herein (ANNEX 5).

G) That they accept that in case that any of the PARTIES executes any action, notwithstanding the nature of such action, that is, to claim or require by judicial or extrajudicial action or by any other means the reimbursement, payment or delivery of any loan or amount related to the concepts that are the subject matter of this AGREEMENT, criminal liability will be incurred since it is a final judgment.

H) That they expressly recognize that they constitute fundamental aspects of the spirit for the execution of this AGREEMENT that:

     i) In compliance of the JUDGMENT, the FEDERAL GOVERNMENT is obliged to issue a SPECIAL CERTIFICATE FOR REFUND OF TAXES in an amount of $12,965,742,236.00 (Twelve billion nine hundred sixty five thousand seven hundred forty two thousand two hundred and thirty six 00/100 pesos);

     ii) The PENDING CONTROVERSIES that are aired in courts, tribunals and before administrative authorities are in litigation and their procedural phase is far from obtaining a judgment that resolves them definitively and without the possibility of any additional appeal; and

     iii) They would also resolve those FUTURE CONTROVERSIES that could arise pursuant to the defense of the interests of each one of the PARTIES related directly or indirectly to the PENDING CONTROVERSIES.

I)   That  by  virtue  of  the  performance  of  several  waivers,   dismissals,
     acknowledgements,   transmissions  and  acceptances  that  this  settlement
     implies, they will derive the following benefits:

     (i) The certainty that compliance is given to the JUDGMENT, since TFM will assign to the FEDERAL GOVERNMENT the collection rights in an amount corresponding to the VAT refund to: a) pay the SECOND PACKET, b) pay in an anticipated manner on behalf of TFM the income tax corresponding to the default interest effectively collected, and c) waive the rights to the remainder described in section (iii) below.

     (ii) The certainty that the FEDERAL GOVERNMENT sells and transmits the property of the shares of the SECOND PACKET on the best conditions for the State, since they will be covered through this AGREEMENT at the value set forth in clause twenty-sixth of the PURCHASE AND SALE AGREEMENT and not at the inferior value determined in the valuation that is part of the proposal referred in Antecedent 7 and TFM receives them in the terms of clause Third, sections iii) to v) of this AGREEMENT, stating that it assumes the risks it may suffer with future fluctuations in the value of such shares and it knows the current market value, and that it agrees with this representation and with the clauses of this AGREEMENT due to the benefits that this settlement with its counterparty implies.

     (iii) The certainty that TFM waives for the benefit of the FEDERAL GOVERNMENT a part of the VAT refund, which implies for the FEDERAL GOVERNMENT a direct benefit in not disbursing the amount of $6,789,941,894.00 (Six billion seven hundred eighty nine million nine hundred forty one thousand eight hundred ninety four 00/100 pesos), in terms of the Third clause, paragraphs i) and ii).

     (iv) The certainty that, with the effect of a final judgment, all of the PENDING CONTROVERSIES are resolved and all of the FUTURE CONTROVERSIES are prevented, in terms of the Third clause, sections (vi), (vii) and
          (x).

10.  The PGR states that:

A) It is an institution of the Federal Executive Power, empowered to intervene in all the matters in which the Federation is a party, pursuant to Article 102, Section "A", of the Political Constitution of the United Mexican States.

B) It has the faculties to appear in this AGREEMENT pursuant to Articles 4, subpart II, paragraph b) and 7 of the Organic Law of the Office of the Attorney General of the Republic and 12, subpart IX , and 32, subpart I of the Regulation of its Organic Law.

C) At the request of the FEDERAL GOVERNMENT it intervenes in the trials set forth in Antecedent 6 of this AGREEMENT, and that it is aware that the agreement between the PARTIES has an impact in the aforementioned litigation.

D) It will file before the Twelfth District Judge for Civil Matters in the Federal District this AGREEMENT, in order to be approved by the judge, in order for it to have the effects of a final judgment, and therefore it adheres to the statements of representation 9 section F), in the scope of its competence.

ON THE BASIS AND FOUNDATION PREVIOUSLY EXPRESSED THE PARTIES SUBMIT AND SUBJECT THEMSELVES TO THE FOLLOWING:

                                     CLAUSES

FIRST.- DEFINITIONS.

The PARTIES expressly agree for all applicable legal and consensual effects and for the interpretation, performance and due fulfillment of this AGREEMENT, to set forth the following conventional definitions:

SPECIAL CERTIFICATE FOR REFUND OF TAXES.- The document that the TESOFE is obliged to issue for purposes of granting the VAT refund, in compliance with the JUDGMENT.

AGREEMENT.- This instrument executed on one part by TFM, GRUPO TFM, GRUPO TMM and KCS and on the other by the FEDERAL GOVERNMENT, through the SCT, and the SHCP through the TESOFE and the SAT, and with the appearance of the PGR.

PURCHASE AND SALE AGREEMENT.- The agreement executed on January 31, 1997, by the FEDERAL GOVERNMENT, through the TESOFE and the Mexican National Railway (Ferrocarriles Nacionales de Mexico), with the appearance of the SCT, and by Transportacion Ferroviaria Mexicana, S. de R.L. de C.V., which is referred to in Antecedent 2.

PENDING CONTROVERSIES.- All those judicial and administrative proceedings pending definitive resolution that are described in the Antecedents of this AGREEMENT; as well as all the trials, proceedings, actions, claims, defenses and exceptions, judicial and administrative, that have been initiated and are currently being litigated and that have made up the dispute between the PARTIES with respect to the matters described in Antecedent 6 of this AGREEMENT.

FUTURE CONTROVERSIES.- All of those potential or future judicial and administrative proceedings in respect to any matter related to the purchase and sale of the shares of the SECOND PACKET, the CLAIMS OF THE FEDERAL GOVERNMENT, and the VAT refund.

AMENDMENT AGREEMENT.- The amendment agreement executed on June 9, 1997 between TESOFE and GRUPO TFM, GRUPO TMM and KCS, with the appearance of the SCT, in respect to the PURCHASE AND SALE AGREEMENT, to set forth the extension of the agreed term for the sale of the SECOND PACKET. This amendment agreement is referred in Antecedent 3 of this AGREEMENT.

JUDGMENT.- The final and definitive resolution issued by the Full Panel of the Superior Chamber of the Federal Court of Fiscal and Administrative Justice in the fiscal trial 18003/97-11-10-1/99-PL-03-04, in compliance with the resolution issued in Complaint Appeal Q.A. 99/2004 by the Fourth Collegiate Court in Administrative Matters for the First Circuit that is referred to in Antecedent 4, as well as with respect to the resolution issued in the session of August 24, 2005, by the Fourth Collegiate Court in Administrative Matters for the First Circuit, notified on September 1, 2005, whereby it resolves Complaint appeal Q.A. 78/2005 presented by the SHCP. By virtue of the stated judgments the issuance of a certificate in favor of TFM was ordered, by means of which the requested refund in an amount of $2,111,111,790.30 (Two thousand one hundred eleven million one hundred eleven thousand seven hundred and ninety pesos and thirty centavos) is paid, plus the indexation for inflation and the corresponding interest, which totals $12,965,742,236.00 (Twelve billion nine hundred sixty five thousand seven hundred forty two thousand two hundred and thirty six 00/100 pesos).

FEDERAL GOVERNMENT.- The government exercised through the Executive branch set forth in articles 39, 40, 41 and 49 of the Political Constitution of the United Mexican States.

GRUPO  TFM.-  The  commercial  company  currently  named  Grupo   Transportacion
Ferroviaria  Mexicana,   S.A.  de  C.V.,  and  previously  named  Transportacion
Ferroviaria Mexicana, S. de R.L. de C.V.

GRUPO TMM.- The commercial company named GRUPO TMM, S.A., formerly named Transportacion Maritima Mexicana, S.A. de C.V.

VAT.- Value Added Tax.

KCS.- The commercial company incorporated under the laws of the State of Delaware, United States of America, named Kansas City Southern, formerly named Kansas City Southern Industries, Inc.

THE PARTY.- Singularly and individually TFM, GRUPO TFM, GRUPO TMM, KCS or the FEDERAL GOVERNMENT, by the conduct of the SCT and the SHCP, through the TESOFE and the SAT, as applicable.

PARTIES.- Collectively, TFM, GRUPO TFM, GRUPO TMM, KCS and the FEDERAL GOVERNMENT, by the conduct of the SCT and the SHCP, through the TESOFE and the SAT, as applicable.

PGR.- The Office of the Attorney General of the Republic.

CLAIMS OF THE FEDERAL GOVERNMENT.- The obligations on behalf of TFM that were claimed in the ordinary mercantile trial 230/2004, referred in Antecedent 6, section C.

SAT.- The Revenue Administration Service.

SCT.- The Secretariat of Communications and Transports.

SECOND PACKET.- The 20% (twenty percent) remaining of the shares that the FEDERAL GOVERNMENT maintains for their sale on the terms provide for in the PURCHASE AND SALE AGREEMENT and its AMENDMENT AGREEMENT, in respect to its participation as shareholder of TFM's capital stock and that is sold pursuant to this AGREEMENT.

SHCP.- The Secretariat of Finance and Public Credit.

TESOFE.- The Federal Treasury.

TFM.- The commercial company currently named TFM, S.A. de C.V., and previously named Ferrocarril del Noreste, S.A. de C.V.

COMPLEX TYPE SETTLEMENT.- The reciprocal concessions and transmissions of property which are granted by the PARTIES of this AGREEMENT, entered into on one part by TFM, GRUPO TFM, GRUPO TMM and KCS on the other by the FEDERAL GOVERNMENT, by the conduct of the SCT and the SHCP, through TESOFE and the SAT, with the appearance of the PGR.

SECOND.- PURPOSE OF THE AGREEMENT.

The PARTIES accept and agree expressly that the purpose of this AGREEMENT is:

     (i)  To give compliance to the JUDGMENT, and

     (ii) To grant reciprocal concessions to end the PENDING CONTROVERSIES and prevent the FUTURE CONTROVERSIES (in accordance with article 2944 of the Federal Civil Code).

THIRD.- OBLIGATIONS OF THE AGREEMENT.

The PARTIES recognize and expressly agree that the purpose and overriding ends of the AGREEMENT are to comply with the JUDGMENT and substitute the current undefined legal relations derived from the trials, proceedings, interpretations, claims and actions between both PARTIES, for a legal relationship irrevocably defined.

Through the execution of this AGREEMENT, the concrete legal consequences of complying with the JUDGMENT will occur, as well as having the indisputable and incontrovertible right that has been recognized and the waiver that has been made, pursuant to article 2953 of the Federal Civil Code and to comply, if applicable, with the transfers derived from the relevant recognitions or waivers, which are:

     (i) To give compliance to the JUDGMENT, and as a substitution of issuing the SPECIAL CERTIFICATE FOR REFUND OF TAXES, the PARTIES agree to the following:

          a. That TFM in this act partially waives the collection of such refund with respect to default interest in an amount of $6,789,941,894.00 (Six billion seven hundred eighty nine million nine hundred forty one thousand eight hundred ninety four 00/100 pesos).

          b. That the FEDERAL GOVERNMENT recognizes and accepts TFM's waiver concerning the VAT refund, in an amount of $6,789,941,894.00 (Six billion seven hundred eighty nine million nine hundred forty one thousand eight hundred ninety four 00/100 pesos).

          c. That TFM acknowledges the receipt and assigns to the benefit of the FEDERAL GOVERNMENT the collection rights concerning the VAT refund in an amount of $5,623,927,338.00 (Five billion six hundred twenty three million nine hundred twenty seven thousand three hundred and thirty eight 00/100 pesos), which will be destined to the payment of the SECOND PACKET.

          d. That TFM deems as received and assigns to the benefit of the FEDERAL GOVERNMENT the collection rights over the VAT refund, in respect to the amount of $551,873,004.00 (Five hundred fifty one million eight hundred seventy three thousand and four 00/100 pesos), which will be destined to the payment of the definitive income tax caused by the default interest that will be applied by TFM to the concept referred to in the preceding paragraph; TFM may not subsequently request compensation or refund of this tax paid in a definitive manner.

     (ii) That the FEDERAL GOVERNMENT recognizes and accepts the amount of $5,623,927,338.00 pesos (Five billion six hundred twenty three million nine hundred twenty seven thousand three hundred and thirty eight 00/100 pesos), as payment for the SECOND PACKET, through the assignment of TFM's collection right concerning the VAT refund.

     (iii) That the FEDERAL GOVERNMENT transfers as property to TFM the shares of the SECOND PACKET, and hereby delivers to TFM the corresponding provisional share certificates 1 and 2 that represent 510 class III shares of Series "A", Sub-series "A-1", provisional share certificates 1 and 2 that represent 141,166,215 class III shares of Series "A", Sub-series "A-2", provisional share certificates 1 and 2, that represent 490 class III shares of Series "B", Sub-series "B-1", and provisional share certificates 1 and 2 that represent 135,630,286 class III shares of Series "B", Sub-series "B-2", all shares of the SECOND PACKET duly endorsed in property.

     (iv) That TFM receives in property provisional share certificates 1 and 2 that represent 510 class III shares of Series "A", Sub-series "A-1", provisional share certificates 1 and 2 that represent 141,166,215 class III shares of Series "A", Sub-series "A-2", provisional share certificates 1 and 2, that represent 490 class III shares of Series "B", Sub-series "B-1", and provisional share certificates 1 and 2 that represent 135,630,286 class III shares of Series "B", Sub-series "B-2", all shares of the SECOND PACKET duly endorsed in property.

     (v) The PARTIES themselves grant and reciprocally recognize the settlement exception ("EXCEPTIO LITIS PER TRANSACIONEM FINITAE"), in the terms set forth in Article 2953 of the Federal Civil Code, in the sense that pursuant to this AGREEMENT the PENDING CONTROVERSIES and the potential FUTURE CONTROVERSIES shall be deemed to be resolved as final judgment in the event that any of the PARTIES again raises the same controversy, therefore the decision of the PARTIES remains final.

     (vi) The PARTIES set forth and admit, for all legal and consensual effects, that this settlement is of complex type and therefore the effects and consequences of the AGREEMENT are not merely declarative, but they also imply transfers.

          The PARTIES recognize and accept that pursuant to the provisions of this AGREEMENT the JUDGMENT is fully complied with and special certificate No. A.-089622, issued by the TESOFE on January 19, 2004, shall cease to have effects, without reserving any right to exercise it.

     (vii) The PARTIES recognize and accept that the existing controversies are those described in the chapter of Antecedents.

     (viii) The PARTIES and the PGR undertake to file this AGREEMENT before the Twelfth District Court for Civil Matters in the Federal District in the Ordinary Commercial Trial referred in Antecedent 6, section C.

     (ix) The PARTIES agree that, in connection with:

          1. The Ordinary Commercial Trial referred in Antecedent 6, part A), TFM must file its dismissal (ANNEX 6).

          2. The Constitutional Protection Trial referred in Antecedent 6, part B), TFM must file its dismissal (ANNEX 7).

          3. The Ordinary Commercial Trial referred in Antecedent 6, part C), the PARTIES and the PGR shall present this AGREEMENT and perform the necessary actions in order for the judge to elevate it to the level of a final judgment.

          TFM is obligated to present before the competent jurisdictional bodies, the dismissals of each one of the controversies, within three business days following the execution of this AGREEMENT. PGR is obligated to present this AGREEMENT before the judicial authority within the three business days following the execution of this AGREEMENT, as well as to conclude the appeal against the judicial resolution of May 23, 2005, and the Constitutional Protection Trial for the denial of a preliminary injunction. TFM and the PGR shall perform the foregoing, pursuant to the forms attached hereto as ANNEXES 5, 6, 7 AND 8.

          TFM and the PGR shall reciprocally deliver within the three business days after they are obtained, on behalf of the corresponding judicial authorities, a certified copy of each one of the requests made as well as the applicable resolutions issued with respect thereto.

     (x) The PARTIES accept and recognize that there are no other actions, claims, controversies, trials or administrative acts, other than those mentioned in respect to the purpose of this AGREEMENT, and that in case that due to an error or omission, a controversy has not been included and exists with respect to the compliance of the JUDGMENT; the sale of the SECOND PACKET and the CLAIMS OF THE FEDERAL GOVERNMENT, and, in general, of the matters related with the PARTIES derived from the process of privatization of Ferrocarril del Noreste, S.A. de C.V.; it shall be resolved in terms of this instrument pursuant to the provisions of this AGREEMENT.

     (xii) The PARTIES accept and assume that the content that originated the purpose of this AGREEMENT consists in the fundamental obligation to recognize the right to comply with the waiver that has been made pursuant to the Settlement, which causes three concrete legal consequences:

          a. Each of the PARTIES has as undisputable and incontrovertible the right that has been recognized or the waiver that has been made pursuant to article 2953 of the Federal Civil Code and to comply, if applicable, with the transfers derived from the acknowledgement or the waiver established in this AGREEMENT.

          b. Each of the PARTIES has as undisputable and incontrovertible the right or thing that has been transferred, pursuant to article 2953 of the Federal Civil Code and to comply, if applicable, with the transfers derived from the transmission set forth in this AGREEMENT.

          c. Each of the PARTIES to reciprocally grant, in the event that any of the PARTIES initiates the same controversy again, the settlement exception ("EXCEPTIO LITIS PER TRANSACIONEM FINITAE") equivalent to a final judgment.

          The PARTIES agree that this AGREEMENT gives compliance to the JUDGMENT and that due to its category it is directed to the definition of the legal controversies between the PARTIES, which immediately ends the disputes described in this AGREEMENT.

          The PARTIES approve and admit that the rights involved in the controversies or legal relations that are resolved through this AGREEMENT are rights that are within commerce, and that they are susceptible of being transferred, discounted or waived as is provided for in articles 2955 in its final part and 6 of the Federal Civil Code.

FOURTH.- UNITY OF THE AGREEMENT.

The PARTIES recognize and accept that this AGREEMENT is the only one that exists among them with respect to the purpose set forth in clause Second above and therefore this AGREEMENT substitutes any agreement, contract, relation or legal negotiation existing among them, and therefore they agree that this AGREEMENT shall govern the legal relations and shall end any difference or controversy, whether by interpretation, default, lack of action or of right or due to any other reason, preventing and ending any future contingencies and trials.

FIFTH.- RATIFICATION AND FINAL JUDGMENT.

The PARTIES agree and expressly undertake to ratify the content and signatures of this AGREEMENT before the jurisdictional and administrative authorities that may be necessary, including, without limitation, courts, appellate courts, judges, and magistrates, with the purpose of elevating this instrument to a definitive judgment and with the status of a final judgment, and the PARTIES agree to perform such process on the agreed terms and conditions.

The PARTIES set forth that the effects of the Settlement, ratified before a judicial authority and once the jurisdictional entity gives it the status of a final judgment, implies that:

     a. It has executive force and the executive procedure may be followed to enforce the settlement in accordance with articles 354, 355, 356 section III and 357 of the Federal Code of Civil Procedures.

     b. This AGREEMENT will be interpreted with its legal effects, in the same manner as if it were a definite judgment elevated to the category of a final judgment in accordance with the provisions of article 2953 of the Federal Civil Code.

SIXTH.- ADDITIONAL RESPONSIBILITY

The PARTIES  agree and accept from this moment,  that the PARTY  initiating  any
action   of  any  kind   (whether   demanding   or   requiring   judicially   or
extra-judicially or through any other way) with the purpose of requesting the refund, payment or delivery of any transfer or amount regarding the reciprocal transfers and concessions that are referred in clause Second of this AGREEMENT, will incur in a responsibility, since it is equivalent to a final judgment ("EXCEPTIO LITIS PER TRANSACIONEM FINITAE"), pursuant to the provisions of article 2953 of the Federal Civil Code, and therefore the waivers, acceptances and settlements set forth in clause Second of this instrument have full force, scope and validity, and therefore the defendant or affected party shall enforce the exception of settlement before the jurisdictional authority that is resolving the matter through the presentation of this AGREEMENT.

SEVENTH.- DOMICILES.

All the communications, notices and notifications that the PARTIES and the PGR the must be made pursuant to this AGREEMENT or derived from the same, shall be made in writing, at the domiciles indicated below, and the party making them shall obtain evidence that the communication was delivered to its recipient at the respective domicile.

The PARTIES and the PGR expressly agree that for any communications, notices, judicial or extrajudicial notifications related to this AGREEMENT, which derives from or is related hereto, for all applicable legal and consensual effects they set forth as their domiciles the following:

- TFM
Periferico Sur Ave., 4829, 4th Floor
Col. Parques del Pedregal
14010  Mexico, Federal District
Mexico

- GRUPO TFM
Periferico Sur Ave. 4829, 4th Floor
Col. Parques del Pedregal
14010  Mexico, Federal District
Mexico

- GRUPO TMM
De la Cuspide Ave. 4755,
Col. Parques del Pedregal
C.P. 14010 Mexico, Federal District


- KCS
Av. Periferico Sur 4829, 4th Floor
Col. Parques del Pedregal
14010  Mexico, Federal District
Attention: Senior Vice President & General Counsel

- SCT
SCT National Center, Xola and Universidad Avenues
Section "C", 1st Floor, Col. Narvarte
C.P. 03020, Mexico, D.F.

-TESOFE
Constituyentes Ave. 1001, Tower A, 4th Floor
Col. Belen de las Flores, Deleg. Alvaro Obregon
C.P. 01110, Mexico Federal District

-SAT
Hidalgo Ave. #77, Mod. I, P.B.
Col. Guerrero
C.P. 06300, Mexico, Federal District

-PGR
Calle Soto No. 62
Col. Guerrero, Deleg. Cuahutemoc
C.P. 06300, Mexico, Federal District

EIGHT.- INTERPRETATION.

The PARTIES accept, recognize and manifest their will that for the purposes of interpretation, judgment or execution of this AGREEMENT the Antecedents, Annexes, Representations and Clauses shall have the same force, scope and validity.

NINTH.- COSTS AND EXPENSES.

Each of the PARTIES shall be responsible for the costs and expenses that have been caused or are caused from the controversies, trials and existing procedures, and therefore each one shall bear, including but not limited to, the fees of lawyers or experts, the payment of contributions or expenses of any kind that have been generated or will be generated for such controversies, as well as for the execution of this Settlement.

TENTH.- JURISDICTION AND COMPETENCE.

The PARTIES agree expressly that for the interpretation, judgment or execution, if applicable, of the content and scope of the Antecedents, Representations and Clauses of this AGREEMENT, they submit from this moment to the jurisdiction of the competent federal courts for mercantile matters of Mexico City, waiving hereafter any other jurisdiction that may correspond to them due to their present or future domiciles.

Once this document was read by the PARTIES and knowing the scope and legal force of this AGREEMENT they sign it in ten counterparts as an express manifestation of their will and perfecting the act with their consent, after being advised by their respective legal experts.

Mexico, Federal District as of September 12, 2005.

                                   THE PARTIES

For TFM, S.A. de C.V.

C. Marcoflavio Rigada Soto

For Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V.

C. Marcoflavio Rigada Soto

For GRUPO TMM, S.A.

C. Jose Francisco Serrano Segovia
C. Javier Segovia Serrano

For Kansas City Southern

C. Jay M. Nadlman

                               FEDERAL GOVERNMENT

Federal Treasury

C. Claudia Maria Bazua Witte

Secretariat of Communications and Transports

C. Aaron Dychter Poltolarek

Revenue Administration Service

Jose Maria Zubiria Maqueo


                 Office of the Attorney General of the Republic


C. German Castillo Banuet

EXHIBITS TO THE COMPLIANCE AND SETTLEMENT AGREEMENT ENTERED INTO BY AND BETWEEN TFM, GRUPO TFM, GRUPO TMM, KCS AND THE FEDERAL GOVERNMENT



ANNEX 1.-      Communication   dated   June  28,   2005,   ratified   through  a
               communication dated September 2nd, 2005, through which TFM, GRUPO
               TFM,  GRUPO  TMM and KCS  presented  a  proposal  to the  FEDERAL
               GOVERNMENT in terms of which they intend to end the present controversies and potential future ones.

ANNEX 2.-      Official communication number 1102.-5633 dated September 8, 2005, issued by the Secretariat of the Public Function.

ANNEX 3.-      Official  communication  number 330-SAT-17137 dated September 12,
               2005  and  official   communication  number  102-SAT-416,   dated
               November 10, 2004.

ANNEX 4.-      Writ through which TFM, GRUPO TFM, GRUPO TMM and KCS, will appear before  the  TWELFTH  DISTRICT  JUDGE  FOR CIVIL  MATTERS  IN THE
               FEDERAL DISTRICT, to acknowledge the service of process in respect to the judicial resolution of May 23, 2005, and they are legally summoned to trial.

ANNEX 5.-      Writ through which the PGR,  along with TFM, GRUPO TFM, GRUPO TMM and KCS will present the Compliance and Settlement Agreement before the TWELFTH DISTRICT JUDGE FOR CIVIL MATTERS IN THE
               FEDERAL DISTRICT.

ANNEX 6.-      Writ through which TFM will present  before the TWELFTH  DISTRICT
               JUDGE FOR CIVIL MATTERS IN THE FEDERAL DISTRICT its dismissal of the legal action pursued in Ordinary Commercial Trial number
               166/2003.

ANNEX 7.-      Writ through which the PGR will present before the SECOND UNITARY
               CIRCUIT COURT FOR CIVIL AND  ADMINISTRATIVE  MATTERS OF THE FIRST
               CIRCUIT,  the  dismissal  of the appeal  related to the  Ordinary
               Commercial  Trial  number  230/2004,   assigned  to  the  Twelfth
               District Judge for Civil Matters in the Federal District.

ANNEX 8.-      Writ through which the PGR,  along with TFM, GRUPO TFM, GRUPO TMM and KCS,  will request the  MAGISTRATE OF THE FIRST UNITARY COURT
               FOR CIVIL AND ADMINISTRATIVE MATTERS OF THE FIRST CIRCUIT, to dismiss, in their capacity as plaintiffs, each and all of constitutional protection trials consolidated to trial number
               71/2005.

ANNEX 9.-      Public deeds that evidence the capacity of the representatives of
               TFM, GRUPO TFM, GRUPO TMM and KCS

               (A) Second official transcript of public deed number 23,418 dated July 21, 2005, granted before Hector Manuel Cardenas Villarreal, Esq., Notary Public number

                    201 of the Federal District, that contains the written confirmation of the resolutions taken unanimously in lieu of a shareholders meeting by the shareholders of Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V. ("GTFM"), regarding the authorization for the company to appear and express its conformity with the offer sent by TFM, S.A. de C.V. ("TFM"), to the Federal Government of United Mexican States, in connection with the definitive judgments that oblige the Federal Government to issue a special certificate for the return of taxes;

               (B) Second official transcript of public deed number 23,422 dated July 22, 2005, granted before Hector Manuel Cardenas Villarreal, Esq., Notary Public number 201 of the Federal District, that contains the written confirmation of the resolutions taken unanimously in lieu of a shareholders meeting by the shareholders with voting rights of TFM regarding the authorization for the company to present an offer to the Federal Government of the United Mexican States, in connection with the definitive judgments that oblige the latter to issue a special certificate for the return of taxes; and

               (C) A special power of attorney dated September 12, 2005, granted abroad by Kansas City Southern, dully apostilled, in favor of Messrs. Paul J. Weyandt, Robert B. Terry, Jay M. Nadlman and Jose Vicente Corta Fernandez, in order to be exercised jointly or severally, to perform certain acts on behalf of the principal in connection with (I) TFM's right to receive a VAT refund in 1997 and (II) the potential obligation of GTFM, Grupo TMM, S.A. or the principal to acquire the Mexican Federal Government's remaining shares of TFM (the "SETTLEMENT"), including, without limitation, to carry out a settlement offer, the execution of a settlement agreement with the necessary transmissions, concessions and waivers, present dismissals, and carry out the other actions and to execute the documents that may be necessary or convenient to perform the Settlement.

               (d) General Powers of Attorney of GRUPO TMM, S.A.- Public deed number 38,632 dated January 24, 2002, granted before Notary Public number 97 of the Federal District, Miguel Limon Diaz, Esq.

                    Data of certification of the resolution of the Board of Directors.- Public deed number 39,847 dated September 12, 2005, granted before Notary Public number 97 in the Federal District, Miguel Limon Diaz, Esq., through which the certification of the resolution taken in a Board's meeting on June 13, 2005, issued by the Secretary of the Board of Directors of GRUPO TMM, S.A., was notarized.